EXHIBIT 99.1

Ambac Reports Fourth Quarter 2019 Results

NEW YORK, NY, March 2, 2020 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac"), a financial services holding company whose subsidiaries include Ambac Assurance Corporation ("AAC") and Ambac Assurance UK Limited ("Ambac UK"), guarantors of financial obligations in run-off , today reported a Net Loss attributable to common stockholders of $110 million or a net loss of $2.40 per diluted share and an Adjusted Loss(1) of $88 million or a net loss of $1.91 per diluted share for the quarter ended December 31, 2019. This compares to Net Income attributable to common stockholders of $66 million or $1.41 per diluted share and Adjusted Earnings of $77 million or $1.63 per diluted share in the third quarter of 2019.
The results for the fourth quarter of 2019 were impacted by an increase in loss and loss expense reserves related to Puerto Rico and RMBS partially offset by derivative contract gains. The results for the third quarter of 2019 were impacted by a gain recognized in other income of $142 million received from the Citi-SEC settlement.

Claude LeBlanc, President and Chief Executive Officer, stated, “Our 2019 results reflect the steadfast execution of our strategic priorities including the further stabilization of the insurance platform through active de-risking and recovery efforts and further deleveraging through the partial redemption of our secured debt." Mr. LeBlanc continued, "We intend to capitalize on this momentum in 2020 and will continue to execute on our priorities and actively seek to identify opportunities that we believe will further our goal of increasing long-term value for our shareholders."

Ambac's Fourth Quarter 2019 Summary Results
			Better (Worse)
($ in millions, except per share data)	4Q2019	3Q2019	Amount	Percent
Net premiums earned	$20	$10	$9	88%
Net investment income	42	45	(3)	(7)%
Net realized investment gains (losses)	9	18	(9)	(49)%
Net gains (losses) on derivative contracts	12	(10)	22	220%
Other income (expense)	1	141	(140)	(99)%
Income (loss) on Variable Interest Entities ("VIEs")	7	11	(4)	(37)%
Losses and loss expenses (benefit)	97	37	(60)	(161)%
Operating expenses	23	26	2	10%
Interest expense	66	67	1	1%
Insurance intangible amortization	15	17	2	12%
Provision for income taxes	(1)	3	4	127%
Net income (loss) attributable to Common Stockholders	(110)	66	(176)	(267)%
Net income (loss) per diluted share	$(2.40)	$1.41	$(3.81)	(270)%
Adjusted earnings (loss) [1]	(88)	77	(164)	(214)%
Adjusted earnings (loss) per diluted share [1]	$(1.91)	$1.63	$(3.54)	(217)%
Total Ambac Financial Group, Inc. stockholders' equity	1,477	1,569	(92)	(6)%
Total Ambac Financial Group, Inc. stockholders' equity per share	$32.41	$34.44	$(2.03)	(6)%
Adjusted book value [1]	1,313	1,381	(67)	(5)%
Adjusted book value per share [1]	$28.83	$30.31	$(1.48)	(5)%
Weighted-average diluted shares outstanding (in millions)	46	47	1	2%

Ambac's 2019 Summary Results
			Better (Worse)
($ in millions, except per share data)	2019	2018	Amount	Percent
Net premiums earned	$66	$111	$(45)	(41)%
Net investment income	227	273	(45)	(17)%
Net realized investment gains (losses)	81	112	(31)	(28)%
Net gains (losses) on derivative contracts	(50)	7	(57)	(809)%
Other income (expense)	134	5	129	2,630%
Income (loss) on Variable Interest Entities ("VIEs")	38	3	34	993%
Losses and loss expenses (benefit)	13	(224)	(236)	(106)%
Operating expenses	103	112	9	8%
Interest expense	269	242	(26)	(11)%
Insurance intangible amortization	295	107	(188)	(175)%
Provision for income taxes	32	5	(27)	(532)%
Net income (loss)	(216)	267	(483)	(181)%
Net income (loss) attributable to Common Stockholders	(216)	186	(401)	(216)%
Net income (loss) per diluted share	$(4.69)	$3.99	$(8.68)	(218)%
Adjusted earnings (loss) [1]	66	301	(235)	(78)%
Adjusted earnings (loss) per diluted share [1]	$1.44	$6.47	$(5.03)	(78)%
Total Ambac Financial Group, Inc. stockholders' equity	1,477	1,592	(115)	(7)%
Total Ambac Financial Group, Inc. stockholders' equity per share	$32.41	$35.12	$(2.71)	(8)%
Adjusted book value [1]	1,313	1,251	63	5%
Adjusted book value per share [1]	$28.83	$27.58	$1.25	5%
Weighted-average diluted shares outstanding (in millions)	46	47	1	1%
(1) See Non-GAAP Financial Data section of this press release for further information
(2) Some financial data in this press release may not add up due to rounding

Net Premiums Earned
During the fourth quarter of 2019, net premiums earned were $20 million compared to $10 million in the third quarter of 2019, including accelerated premiums earned of $2 million in both the fourth and third quarters of 2019. Normal premiums earned increased $9 million or 109% to $18 million during the fourth quarter of 2019 from $9 million in the third quarter of 2019 primarily due to a reduction in the allowance for uncollectable premiums partially offset by a continued reduction of the insured portfolio.
Net Investment Income and Net Realized Investment Gains
Net investment income for the fourth quarter of 2019 and the third quarter of 2019 was $42 million and $45 million, respectively. Net realized investment gains were $9 million for the fourth quarter, primarily driven by gains from the sale of restructured COFINA bonds, partially offset by foreign exchange losses. Net realized investment gains of $18 million for the third quarter of 2019 were primarily due to foreign exchange gains and the gains from the sale of restructured COFINA bonds.
Losses and Loss Expenses and Loss Reserves
Losses and loss expenses for the fourth quarter of 2019 were $97 million, compared to $37 million for the third quarter of 2019.
The following table provides losses and loss expenses incurred (benefit) by bond type for the three-month periods ended December 31, 2019 and September 30, 2019:

	Three Months Ended
($ in millions)	December 31, 2019	September 30, 2019
RMBS	$40	$(25)
Domestic public finance	54	77
Student loan	5	(16)
Ambac UK and other credits	(2)	—
Total losses and loss expenses	$97	$37
RMBS losses and loss expenses were $40 million in the fourth quarter of 2019, as a result of loss expenses incurred and a reduction to estimated representation and warranty subrogation recoveries. RMBS losses and loss expense benefit of $25 million in the third quarter of 2019 was primarily driven by higher levels of expected excess spread resulting from lower interest rates.
Domestic public finance losses and loss expenses were an expense of $54 million in the fourth quarter of 2019 due primarily to an increase in Puerto Rico reserves and higher related loss expenses, partially offset by the impact of higher interest rates. In the third quarter of 2019, domestic public finance losses and loss expenses were $77 million due primarily to an increase in Puerto Rico reserves driven mostly by lower discount rates, in addition to assumption changes and higher loss expenses. During the fourth quarter of 2019 losses and loss expenses paid (net of reinsurance) were $19 million which included $44 million of loss and expense payments, partially offset by $26 million of subrogation received. During the third quarter of 2019, losses and loss expenses paid (net of reinsurance) were $105 million which included $133 million of loss and expense payments, partially offset by $29 million of subrogation received.
Loss and loss expense reserves (gross of reinsurance) were $(482) million at December 31, 2019, and $(560) million at September 30, 2019, which were net of $1.727 billion and $1.755 billion, respectively, of estimated subrogation recoveries related to AAC's pursuit of legal remedies to seek redress for breaches of RMBS representations and warranties.

The following table provides loss and loss expense reserves (gross of reinsurance) by bond type at December 31, 2019, and September 30, 2019:

($ in millions)	December 31, 2019	September 30, 2019
RMBS	$(1,392)	$(1,419)
Domestic public finance	627	580
Student loans	208	202
Ambac UK and other credits	3	4
Loss expenses	73	73
Total loss and loss expense reserves	$(482)	$(560)
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $12 million for the fourth quarter of 2019 was driven by the impact of increases in forward interest rates on interest rate derivatives and fair value gains as counterparty credit adjustments declined. Net losses on derivative contracts of $10 million for the third quarter of 2019 were primarily due to the impact of decreases in forward interest rates on interest rate derivatives and higher counterparty credit adjustments. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
Expenses
Operating expenses for the fourth quarter of 2019 decreased by $2 million to $23 million from $26 million in the third quarter of 2019. The decrease in the fourth quarter of 2019 was primarily due to severance costs related to staff reductions in the third quarter of 2019 and lower occupancy costs due to the New York headquarter relocation during the fourth quarter of 2019.
Interest expense for the fourth quarter of 2019 decreased $1 million to $66 million from $67 million in the third quarter of 2019. Interest expense will be reduced in future quarters as settlement proceeds received of $142 million during the third quarter of 2019 were used to partially redeem the Ambac Note during the fourth quarter of 2019.
Taxes
Income tax benefit of $1 million for the fourth quarter of 2019 and Income tax expense of $3 million for the third quarter of 2019, were primarily driven by foreign taxes for both periods.
Total Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at December 31, 2019, decreased 6% to $1.48 billion, or $32.41 per share compared to $1.57 billion or $34.44 per share as of September 30, 2019, primarily driven by the net loss of $110 million and unrealized losses on securities of $38 million, partially offset by foreign currency translation gains of $54 million.
Financial Guarantee Insured Portfolio
The financial guarantee insurance portfolio net par amount outstanding declined 2.4% during the quarter ended December 31, 2019, to $38.0 billion from $39.0 billion at September 30, 2019.
The public finance insured portfolio decreased $1.1 billion primarily due to natural runoff and active de-risking activities, the structured finance portfolio decreased $0.3 billion primarily related to natural runoff and the international insured portfolio increased $0.5 billion primarily due to a strengthening of the British Pound, partially offset by natural run-off.
Adversely Classified and Watch List Credits decreased in the fourth quarter of 2019 by $1.4 billion or 8.9% to $14.3 billion at December 31, 2019, from $15.7 billion at September 30, 2019, mainly due to de-risking activity and natural runoff.

Details of financial guarantee insurance portfolio are highlighted in the below table.

Net Par Outstanding	December 31, 2019	September 30, 2019
By Sector:
Public finance	46%	48%
Structured Finance	20%	20%
International	34%	32%
By Financial Guarantor:
Ambac Assurance	69%	71%
Ambac UK	31%	29%
Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company reports two non-GAAP financial measures: Adjusted Earnings and Adjusted Book Value. The most directly comparable GAAP measures are net income attributable to common stockholders for Adjusted earnings and Total Ambac Financial Group, Inc. stockholders’ equity for Adjusted Book value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We are presenting these non-GAAP financial measures because they provide greater transparency and enhanced visibility into the underlying drivers of our business. Adjusted Earnings and Adjusted Book Value are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments; which is subject to change.
The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
Adjusted Earnings (Loss). Adjusted Earnings (Loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:

•
Non-credit impairment fair value (gain) loss on credit derivatives: Elimination of the non-credit impairment fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated credit losses. Such fair value adjustments are affected by, and in part fluctuate with, changes in market factors such as interest rates and credit spreads, including the market’s perception of Ambac’s credit risk (“Ambac CVA”), and are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for consistent with the Financial Services – Insurance Topic of ASC, whether or not they are subject to derivative accounting rules.

•
Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of the implementation of Fresh Start reporting. These adjustments ensure that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.

•
Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the business results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.

Adjusted Loss was $88 million, or $1.91 per diluted share, for the fourth quarter 2019 as compared to Adjusted Earnings of $77 million or $1.63 per diluted share, for the third quarter of 2019.

The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Earnings (Loss), for the three-month periods ended December 31, 2019, and September 30, 2019, respectively:

	Three Months Ended
	December 31, 2019		September 30, 2019
($ in millions, other than per share data)	$ Amount	Per Diluted Share	$ Amount	Per Diluted Share
Net income (loss) attributable to common stockholders	$(110)	$(2.40)	$66	$1.41
Adjustments:
Non-credit impairment fair value (gain) loss on credit derivatives	—	—	—	(0.01)
Insurance intangible amortization	15	0.33	17	0.37
Foreign exchange (gains) losses	7	0.16	(6)	(0.14)
Adjusted Earnings (loss)	$(88)	$(1.91)	$77	$1.63
Weighted-average diluted shares outstanding (in millions)		46.0		47.0
Adjusted Book Value. Adjusted Book Value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:

•
Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.

•
Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.

•
Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR.

•
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in Adjusted Book Value when realized.

Adjusted Book Value was $1.31 billion, or $28.83 per share, at December 31, 2019, as compared to $1.38 billion, or $30.31 per share, at September 30, 2019. The decrease in Adjusted Book Value for the fourth quarter of 2019 was primarily attributable to the Adjusted Loss (net of earned premium) and premiums ceded under a new reinsurance transaction, partially offset by the impact of changes in foreign exchange rates.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure Adjusted Book Value as of each date presented:

	December 31, 2019		September 30, 2019
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFGI Stockholders' Equity (Deficit)	$1,477	$32.41	$1,569	$34.44
Adjustments:
Non-credit impairment fair value losses on credit derivatives	—	0.01	—	0.01
Insurance intangible asset	(427)	(9.37)	(434)	(9.52)
Net unearned premiums and fees in excess of expected losses	414	9.09	434	9.52
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(151)	(3.31)	(189)	(4.14)
Adjusted book value	$1,313	$28.83	$1,381	$30.31
Shares outstanding (in millions)		45.6		45.6
Earnings Call and Webcast
On March 3, 2020 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss fourth quarter 2019 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, http://ir.ambac.com/events-and-presentations/events. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through March 17, 2020, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID# 13698844
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”), headquartered in New York City, is a financial services holding company whose subsidiaries include Ambac Assurance Corporation and Ambac Assurance UK Limited, guarantors of financial obligations in run-off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,”

“believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of Ambac’s common stock and volatility in the price of Ambac’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation ("Ambac Assurance") and its subsidiaries or from transactions or opportunities apart from Ambac Assurance and its subsidiaries, including new business initiatives; (3) changes in Ambac Assurance’s estimated representation and warranty recoveries or loss reserves over time; (4) failure to recover claims paid on Puerto Rico exposures or incurrence of losses in amounts higher than expected; (5) adverse effects on Ambac’s share price resulting from future offerings of debt or equity securities that rank senior to Ambac’s common stock; (6) potential of rehabilitation proceedings against Ambac Assurance; (7) dilution of current shareholder value or adverse effects on Ambac’s share price resulting from the issuance of additional shares of common stock; (8) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (9) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers, including an increased risk of loss on revenue bonds of distressed public finance issuers due to recent judicial decisions adverse to revenue bond holders; (10) the Company's inability to realize the expected recoveries included in its financial statements; (11) insufficiency or unavailability of collateral to pay secured obligations; (12) credit risk throughout the Company’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including obligations of the Commonwealth of Puerto Rico and its instrumentalities and agencies) and exposures to reinsurers; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (15) risks associated with adverse selection as the Company’s insured portfolio runs off; (16) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (17) disagreements or disputes with Ambac Assurance's primary insurance regulator; (18) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (19) the Company’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (20) the Company may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (21) the Company may not be able to generate the significant amount of cash needed to service its debt and financial obligations, and may not be able to refinance its indebtedness; (22) restrictive covenants in agreements and instruments may impair the Company’s ability to pursue or achieve its business strategies; (23) loss of control rights in transactions for which we provide insurance due to a finding that Ambac Assurance has defaulted; (24) the impact of catastrophic environmental or natural events on significant portions of our insured portfolio; (25) adverse tax consequences or other costs resulting from the characterization of the Company’s surplus notes or other obligations as equity; (26) risks attendant to the change in composition of securities in the Company’s investment portfolio; (27) changes in prevailing interest rates; (28) the expected discontinuance of the London Inter-Bank Offered Rate; (29) factors that may influence the amount of installment premiums paid to the Company; (30) default by one or more of Ambac Assurance's portfolio investments, insured issuers or counterparties; (31) market risks impacting assets in the Company’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (32) risks relating to determinations of amounts of impairments taken on investments; (33) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on the Company’s business, operations, financial position, profitability or cash flows; (34) actions of stakeholders whose interests are not aligned with broader interests of the Company's stockholders; (35) system security risks, data protection breaches and cyber attacks; (36) changes in accounting principles or practices that may impact the Company’s reported financial results; (37) the economic impact of “Brexit”; (38) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (39) the Company’s financial position that may prompt departures of key employees and may impact the Company’s ability to attract qualified executives and employees; (40) fluctuations in foreign currency exchange rates could adversely impact the insured portfolio in the event of loss reserves or claim payments denominated in a currency other than US dollars and the value of non-US dollar denominated securities in our investment portfolio; and (41) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
($ in millions, except share data)	December 31, 2019	September 30, 2019
Revenues:
Net premiums earned	$20	$10
Net investment income:
Securities available-for-sale and short-term	34	36
Other investments	7	8
Total net investment income	42	45
Net other-than-temporary impairment losses recognized in earnings	—	—
Net realized investment gains (losses)	9	18
Net gains (losses) on derivative contracts	12	(10)
Other income	1	141
Income on variable interest entities	7	11
Total revenues	91	216
Expenses:
Losses and loss expense	97	37
Insurance intangible amortization	15	17
Operating expenses	23	26
Interest expense	66	67
Total expenses	202	147
Pre-tax income (loss)	(111)	69
Provision for income taxes	(1)	3
Net income (loss) attributable to common stockholders	$(110)	$66

Net income (loss) per basic share	$(2.40)	$1.44
Net income (loss) per diluted share	$(2.40)	$1.41

Weighted-average number of common shares outstanding:
Basic	46,001,270	45,997,694
Diluted	46,001,270	47,020,058

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Year Ended December 31,
($ in millions, except share data)	2019	2018
Revenues:
Net premiums earned	$66	$111
Net investment income:
Securities available-for-sale and short-term	196	271
Other investments	32	2
Total net investment income	227	273
Net other-than-temporary impairment losses recognized in earnings	—	(3)
Net realized investment gains	81	112
Net gains (losses) on derivative contracts	(50)	7
Net realized gains on extinguishment of debt	—	3
Other income	134	5
Income on variable interest entities	38	3
Total revenues	496	511
Expenses:
Losses and loss expense (benefit)	13	(224)
Insurance intangible amortization	295	107
Operating expenses	103	112
Interest expense	269	242
Total expenses	680	238
Pre-tax income (loss)	(183)	273
Provision for income taxes	32	5
Net income (loss)	$(216)	$267
Less: loss on exchange of auction market preferred shares	—	82
Net income (loss) attributable to common stockholders	$(216)	$186

Net income (loss) per basic share	$(4.69)	$4.07
Net income (loss) per diluted share	$(4.69)	$3.99

Weighted-average number of common shares outstanding:
Basic	45,954,908	45,665,883
Diluted	45,954,908	46,559,835

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	December 31, 2019	September 30, 2019
Assets:
Investments:
Fixed income securities, at fair value (amortized cost: $2,450 and $2,561)	$2,577	$2,727
Fixed income securities pledged as collateral, at fair value (amortized cost: $85 and $85)	85	85
Short-term investments, at fair value (amortized cost: $653 and $664)	653	664
Other investments (includes $432 and $418 at fair value)	478	462
Total investments	3,792	3,939
Cash and cash equivalents	24	52
Restricted cash	55	13
Premium receivables	416	415
Reinsurance recoverable on paid and unpaid losses	26	26
Deferred ceded premium	82	76
Subrogation recoverable	2,029	2,082
Derivative assets	75	82
Current taxes	11	20
Insurance intangible asset	427	434
Other assets	95	113
Variable interest entity assets:
Fixed income securities, at fair value	3,121	3,159
Restricted cash	2	3
Loans, at fair value	3,108	2,966
Derivative assets	52	68
Other assets	3	4
Total assets	$13,320	$13,451
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$518	$528
Loss and loss expense reserves	1,548	1,522
Ceded premiums payable	29	30
Deferred taxes	32	30
Long-term debt	2,822	2,955
Accrued interest payable	441	424
Derivative liabilities	90	103
Other liabilities	93	95
Variable interest entity liabilities:
Accrued interest payable	1	3
Long-term debt (includes $4,351 and $4,151 at fair value)	4,554	4,353
Derivative liabilities	1,657	1,779
Total liabilities	11,783	11,822

Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 45,571,743 and 45,571,743	—	—
Additional paid-in capital	232	229
Accumulated other comprehensive income	42	26
Retained earnings	1,203	1,313
Treasury stock, shares at cost: 16,343 and 20,483	—	—
Total Ambac Financial Group, Inc. stockholders’ equity	1,477	1,569
Noncontrolling interest	60	60
Total stockholders’ equity	1,536	1,629
Total liabilities and stockholders’ equity	$13,320	$13,451